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                                             Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                           Philadelphia, Pennsylvania 19103-7098
                                                                  (215) 564-8000

                                January 29, 2008

Delaware Group Equity Funds I
2005 Market Street
Philadelphia, PA  19103

Re:  Delaware  Group Equity Funds I, a Delaware  statutory  trust (the  "Trust")
     Post-Effective  Amendment No. 121 to the Trust's Registration  Statement on
     Form N-1A filed under the Securities Act of 1933 and the Investment Company
     Act of 1940 (the "Post-Effective Amendment")

Ladies and Gentlemen:

               This  opinion  is  given in  connection  with the  filing  of the
Post-EffectiveAmendment  for the purpose of registering an indefinite  amount of shares of beneficial interest of the Delaware Mid Cap Value Fund (the "Fund"), a series of the Trust.

               In connection with our giving of this opinion,  we have examined:
(i) a copy of the Trust's  Certificate of Trust,  as filed with the Secretary of
State of the State of Delaware on December 17, 1998; (ii) the Trust's  Agreement
and Declaration of Trust, dated December 17, 1998, as amended November 15, 2006;
(iii) the Trust's Amended and Restated By-Laws;  (iv) resolutions of the Trust's
Board  of  Trustees  adopted  November  14,  2007;  and  (iv)  a  Good  Standing
Certificate, dated January 29, 2008, from the Secretary of State of the State of
Delaware.

               Based upon the  foregoing  examination,  it is our opinion  that, upon the effectiveness of the  Post-Effective  Amendment,  the Class A, Class C,
Class R, and Institutional Class shares of beneficial interest of the Fund, when issued upon the terms and for the consideration  described in the Post-Effective
Amendment, will be validly issued, fully paid and non-assessable.

               This letter  expresses  our opinion only as to the  provisions of the Delaware  Statutory  Trust Act governing the issuance of shares of the Trust and  does not  extend  to the  securities  or "blue  sky"  laws of the  State of
Delaware or other States or to Federal securities or other laws.

               We hereby  consent  to the use of this  opinion  as an exhibit to
Post-Effective  Amendment No 122 to the Trust's  Registration  Statement on Form
N-1A.

                                   Very truly yours,

                                   STRADLEY, RONON, STEVENS & YOUNG, LLP

                                   BY:   /s/ Jonathan M. Kopcsik
                                         Jonathan M. Kopcsik, a partner